Exhibit 10.2

THE NASDAQ STOCK MARKET 9600 BLACKWELL ROAD, SUITE 200 ROCKVILLE, MD 20850

By Facsimile and First Class Mail

September 19, 2003

Mr. Ralph M. Norwood

Vice President and Chief Financial Officer

SatCon Technology Corporation

161 First Street

Cambridge, MA 02142

Re:	SatCon Technology Corporation (the “Company”)
Nasdaq Symbol: SATC

Dear Mr. Norwood:

On March 19, 2003, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive trading days as required by The Nasdaq National Market set forth in Marketplace Rule 4450(a)(5) (the “Rule”).  Since then, the closing bid price of the Company’s common stock has been at $1.00 per share or greater for at least 10 consecutive trading days.  Accordingly, the Company has regained compliance with the Rule and this matter is now closed.

If you have any questions, please do not hesitate to contact Adam Foulke, Listing Analyst, at (301) 978-8029.

Sincerely,

/s/ Cynthia T. Melo
Cynthia T. Melo
Director
Nasdaq Listing Qualifications